EXHIBIT 99.1

NEWS RELEASE

PGTI Reports 2021 Second Quarter Growth

and Revises Fiscal 2021 Guidance

VENICE, Fla., August 12, 2021 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products and products designed to unify indoor/outdoor living spaces, today announced financial results for its second quarter ended July 3, 2021.

Financial Highlights for Second Quarter 2021 compared to Second Quarter 2020

●	Net sales increased 41 percent, to $286 million, which includes $24 million from consolidation of Eco Enterprises (f/k/a Eco Windows Systems)
●	Gross profit increased 30 percent, to $97 million
●	Net income attributable to common shareholders was $0.11 per diluted share
●	Adjusted net income was $0.18 per diluted share
●	Adjusted EBITDA was $36 million

Full-Year 2021 Guidance (includes results for Eco from date of acquisition at 100% of its sales)

●	Net sales in the range of $1.1 billion to $1.2 billion
●	EBITDA in the range of $160 million to $190 million

“PGT Innovations achieved sales growth of 41 percent in the second quarter as we continue to see economic growth across our key markets,” said Jeff Jackson, President and Chief Executive Officer. “Organic growth was 29 percent in addition to $24 million of sales contribution from Eco, which we acquired in January of this year. In our Southeast Business Unit, sales were up 40 percent, and in our Western Business Unit, sales were up 44 percent, as the recoveries we’ve seen in Arizona and California continue.”

“Order entries increased 35 percent over the prior-year quarter, as demand continues to be robust across our geographies and business channels,” Jackson continued. “We remain focused on increasing capacity by adding new equipment and the needed headcount to support the growing demand. I am excited that we successfully added nearly 600 employees. As we focused on hiring and training new employees to maintain our high standards for safety and quality, these efforts generated higher costs and inefficiencies resulting in a gross margin decline of 270 basis points compared to the second quarter of 2020. Gross margin did not get the full benefit of the price increases as products being shipped in the quarter were from backlog generated prior to the price increases taking effect.”

“Looking toward the second half of the year, we expect that price increases and the benefits from increased efficiencies will enable us to improve margins in both the third and fourth quarters,” concluded Jackson.

2021 Guidance

	Prior 2021 Guidance* (as of 05/13/2021)		Revised 2021 Guidance* (as of 08/12/2021)
Net sales (in billions)	$1.050	$1.125	$1.1	$1.2
% growth	19%	27%	25%	36%
EBITDA (in millions)	$175	$194	$160	$190
% growth	17%	29%	7%	27%
* 2021 guidance includes Eco at 100% contribution for the post-acquisition period.

Conference Call

PGT Innovations will host a conference call today at 10:30 a.m. The conference call will be available at the same time through the Investor Relations section of the PGT Innovations, Inc. website, http://ir.pgtinnovations.com/events.cfm.

To participate in the teleconference, kindly dial into the call about 10 minutes before the start time: 833-316-0547 (U.S. toll-free) and 412-317-5728 (International). A replay of the call will be available within approximately one hour after the scheduled end of the call on August 12, 2021, through approximately 12:30 p.m. on August 19, 2021. To access the replay, dial 877-344-7529 (U.S. Only toll-free), 855-669-9658 (Canada Only toll-free) and 412-317-0088 (International) and refer to pass code 10158259. Other international replay dial-in numbers can be obtained at:

https://services.choruscall.com/ccforms/replay.html

You may join the conference online by using the following link: https://services.choruscall.com/links/pgti210812yuK9MQEI.html

The webcast will also be available through the Investors section of the PGT Innovations, Inc. website:

http://ir.pgtinnovations.com/events.cfm.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Its highly-engineered and technically-advanced products can withstand some of the toughest weather conditions on earth and unify indoor/outdoor living spaces. PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors, holds the leadership position in its primary markets, and is part of the S&P SmallCap 400 Index.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows & Doors, WinDoor®, Western Window Systems®, CGI Commercial®, Eze-Breeze®, NewSouth Window Solutions®, and Eco Enterprises®. The Company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. The Company’s high-quality products are available in custom and standard sizes with multiple dimensions that allow for greater design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “assume,” “believe,” “could,” “estimate,” “expect,” “guidance,” “intend,” “many,” “positioned,” “potential,” “project,” “think,” “should,” “target,” “will,” “would” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding demand in our Western business recovering; price increases offsetting cost impacts; our prioritization of capital; and our Sales and EBITDA guidance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are used only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•

the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance;

•

unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;

•

changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions or pandemic-related supply chain interuptions;

•	our dependence on a limited number of suppliers for certain of our key materials;
•

our dependence on our impact-resistant product lines, which increased with our acquisition of a 75% ownership stake in Eco Enterprises and its related companies (collectively, the “Eco Acquisition”), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to our recent acquisitions, including NewSouth and our Eco Acquisition;
•	our level of indebtedness, which increased in connection with our acquisition of NewSouth, and increased further in connection with our Eco Acquisition;
•

increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such debt;

•

the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisition of NewSouth and from our Eco Acquisition, may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	increases in transportation costs, including increases in fuel prices;
•	our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our Eco Acquisition;
•	sales fluctuations to and changes in our relationships with key customers;
•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
•

risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;

•	product liability and warranty claims brought against us;
•

in addition to our acquisition of NewSouth, and our Eco Acquisition, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it; and

•

the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended January 1, 2021 and our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

This press release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that presentation of non-GAAP measures such as Adjusted net income, Adjusted net income per share, and Adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. Management also believes these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this press release are provided to give investors access to types of measures that we use in analyzing our results, and for internal planning and forecasting purposes.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that Adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.

Our calculations of Adjusted net income and Adjusted net income per share, and Adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile Adjusted net income, Adjusted net income per share, and Adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

Adjusted EBITDA as used in the calculation of the net debt-to-Adjusted EBITDA ratio, consists of our Adjusted EBITDA as described above, but for the trailing twelve-month period, adjusted pursuant to the covenants contained in the 2016 Credit Agreement due 2022.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:Media Relations:

Brad West, 941-480-1600 Stephanie Cz, 941-480-1600

Senior Vice President and Interim CFO Corporate Communications Manager

BWest@PGTInnovations.com

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2021	2020	2021	2020

Net sales	$285,500	$202,783	$556,592	$422,987
Cost of sales	188,491	128,320	365,621	267,397
Gross profit	97,009	74,463	190,971	155,590
Selling, general and administrative expenses	75,745	53,969	145,511	108,189
Impairment of trade name	—	8,000	—	8,000
Restructuring costs and charges	—	3,906	—	3,906
Income from operations	21,264	8,588	45,460	35,495
Interest expense, net	7,825	6,856	15,282	14,025
Income before income taxes	13,439	1,732	30,178	21,470
Income tax expense (benefit)	2,726	(467)	6,670	3,671
Net income	10,713	2,199	23,508	17,799
Less: Net income attributable to redeemable non-controlling interest	(568)	—	(979)	—
Net income attributable to the Company	$10,145	$2,199	$22,529	$17,799

Calculation of net income per common share attributable to PGT Innovations, Inc. common shareholders:
Net income attributable to the Company	$10,145	$2,199	$22,529	$17,799
Change in redemption value of redeemable non-controlling interest	(3,563)	—	(3,563)	—
Net income attributable to PGT Innovations, Inc. common shareholders	$6,582	$2,199	$18,966	$17,799

Net income per common share attributable to PGT Innovations, Inc. common shareholders:
Basic	$0.11	$0.04	$0.32	$0.30
Diluted	$0.11	$0.04	$0.32	$0.30

Weighted average number of common shares outstanding:
Basic	59,551	58,943	59,418	58,806
Diluted	60,051	59,140	59,977	59,147

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	July 3,	January 2,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$47,587	$100,320
Accounts receivable, net	139,688	92,844
Inventories	78,228	60,317
Contract assets, net	48,456	28,723
Prepaid expenses and other current assets	34,929	19,468
Total current assets	348,888	301,672
Property, plant and equipment, net	162,464	135,155
Operating lease right-of-use asset, net	80,021	38,567
Intangible assets, net	324,717	256,507
Goodwill	360,230	329,695
Other assets, net	3,861	925
Total assets	$1,280,181	$1,062,521

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST,
AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$125,874	$84,344
Current portion of operating lease liability	10,311	6,132
Total current liabilities	136,185	90,476
Long-term debt, less current portion	474,481	412,098
Operating lease liability, less current portion	73,354	35,130
Deferred income taxes, net	31,172	28,329
Other liabilities	10,361	11,354
Total liabilities	725,553	577,387
Redeemable non-controlling interest	33,006	—
Total shareholders' equity	521,622	485,134
Total liabilities, redeemable non-controlling interest and shareholders' equity	$1,280,181	$1,062,521

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR
MOST DIRECTLY COMPARABLE GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,		July 4,
	2021	2020	2021		2020
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share - diluted:
Net income	$10,713	$2,199	$23,508		$17,799
Reconciling items:
Acquisition-related costs (1)	-	379	672		922
Business wind-down costs (2)	-	-	4,197		-
Impairment of tradename (3)	-	8,000	-		8,000
Restructuring costs and charges (4)	-	3,906	-		3,906
Product line transition costs (5)	-	-	-		382
Pandemic-related costs (6)	-	1,500	-		1,585
Tax effect of reconciling items	-	(3,447)	(1,205)		(3,700)
Adjusted net income	$10,713	$12,537	$27,172		$28,894
Weighted-average diluted shares	60,051	59,140	59,977		59,147
Adjusted net income per share - diluted	$0.18	$0.21	$0.45		$0.49

Reconciliation to Adjusted EBITDA:
Depreciation and amortization expense	$12,802	$10,947	$24,248		$20,875
Interest expense, net	7,825	6,856	15,282		14,025
Income tax expense (benefit)	2,726	(467)	6,670		3,671
Reversal of tax effect of reconciling items for
adjusted net income above	-	3,447	1,205		3,700
Stock-based compensation expense	1,744	1,388	3,494		2,918
Adjusted EBITDA	$35,810	$34,708	$78,071		$74,083
Adjusted EBITDA as percentage of net sales	12.5%	17.1%	14.0%		17.5%

Net debt-to-Adjusted EBITDA ratio (7)			2.7	x

(1) In 2021, represents costs relating to our acquisition of Eco. In 2020, represents costs relating to our acquisition of NewSouth.

(2) Represents incremental costs related to the wind-down of our commercial business acquired in the New South acquisition. Of the $4.2 million of these costs, $2.7 million are classified as cost of sales, and $1.5 million are classified as selling, general and administrative expenses in the accompanying condensed consolidated statement of operations for the six months ended July 3, 2021. A portion of these costs may be recoverable through insurance.

(3) Represents impairment charge relating to our Western Window Systems trade name, for the three and six months ended July 4, 2020.

(4) Represents restructuring costs and charges relating to our 2020 Florida facilities consolidation, which totaled $3.9 million, as classified within the line item on the condensed consolidated statement of operations for the three and six months ended July 4, 2020 described as restructuring costs and charges.

(5) Represents costs relating to product line transitions, classified within cost of sales for the six months ended July 4, 2020.

(6) Represents incremental costs incurred relating to the coronavirus pandemic, including cleaning and sanitizing costs for the protection of the health of our employees and safety of our facilities, classified within selling, general and administrative expenses for the three and six months ended July 4, 2020.

(7) Calculated using an adjusted EBITDA amount pursuant to the covenants included in our 2016 Credit Agreement due 2022 which includes the EBITDA of Eco on a proforma trailing twelve-month basis.